                                                                    Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         EXECUTIVE EMPLOYMENT AGREEMENT, dated as of April 1, 1995, between INCONTROL, INC., a Delaware corporation (the "Company"), and KURT C. WHEELER (the "Executive").

                                    RECITALS

         A. The Company and the Executive have entered into that certain Executive Employment Agreement dated as of April 23, 1992 (as amended by the First Amendment to Executive Employment Agreement dated as of October 1, 1993, the "First Employment Agreement").

         B. The Company and the Executive believe that the First Employment Agreement fails to reflect accurately the spirit of the agreement between the Company and the Executive, as set forth in correspondence between the Executive and Glenn Mueller, a former director of the Company, predating the First Employment Agreement, whereby the Executive agreed to join the Company as Chief Executive Officer and relocate to Seattle from the San Francisco area.

         C. Accordingly, the Company and the Executive desire to amend the Executive's current employment arrangement as hereinafter set forth.

                                   AGREEMENTS

1. EMPLOYMENT

         The Company shall continue to employ the Executive and the Executive shall continue to accept employment by the Company as its President and Chief Executive Officer and Chairman of the Company's Board of Directors (the "Board"), and the Executive shall have the authority, subject to the Company's Certificate of Incorporation and Bylaws, as may be granted from time to time by the Board. The Executive shall perform the duties assigned to the President and Chief Executive Officer and Chairman of the Board in the Company's Bylaws, the duties customarily performed by the President and Chief Executive Officer and Chairman of the Board of a corporation that is, in all respects, similar to the Company, and such other duties as may be assigned from time to time by the Board which relate to the business of the Company.

2. ATTENTION AND EFFORT

         The Executive shall devote his entire time, ability, attention and effort to the Company's business and shall serve its interests during the term of this Agreement; provided, however, that the Executive may devote reasonable periods of time to (a) serving on the Board of Directors of other corporations and (b) engaging in charitable or community service activities, so long as such additional activities do not materially interfere with the Executive's duties under this Agreement.

3. TERM

         Unless otherwise terminated pursuant to Section 7 hereof, the Executive's term of employment under this Agreement shall expire on December 31, 1998.

4. COMPENSATION

         4.1 BASE SALARY

         The Company shall pay the Executive a base salary of Three Hundred Twenty-Five Thousand Dollars ($325,000), payable in accordance with the Company's standard payroll policy. Annually, the Board shall consider increases in the Executive's base salary in light of the Executive's individual performance, the Company's performance and other relevant factors.

         4.2 ANNUAL BONUS

         In addition to the base salary, the Executive shall be eligible to receive an annual bonus, the amount of which, if awarded, shall be determined by the Board in its sole discretion.

         4.3 HOUSING ALLOWANCE

         Effective as of April 1, 1995, as a continuation of the housing allowance provided for in the Executive's relocation package, the Company shall pay to the Executive a housing allowance in the amount of Three Thousand Dollars ($3,000) per month for twenty-four (24) months. In the event of the termination of this Agreement (a) by the Company with Cause (as defined below) or (b) by the Executive, no further payments shall be made by the Company under this Section 4.3.

         4.4 AUTOMOBILE ALLOWANCE

         As a continuation of the automobile allowance provided for in the Executive's relocation package, the Company shall pay to the Executive an automobile allowance in the amount of Four Hundred Dollars ($400) per month for eighteen (18) months. In the event of the termination of this Agreement (a) by the Company with Cause or (b) by the Executive, no further payments shall be made by the Company under this Section 4.4.

         4.5 OPTIONS

         On or before July 1, 1995, the Compensation Committee of the Board shall grant to the Executive additional options to purchase one hundred thousand (100,000) shares of the Company's Common Stock.

         4.6 BENEFITS

         During the term of his employment, the Executive shall be entitled to the benefits that are generally made available to executive officers of the Company, which shall include participation in the Company's key employee insurance programs.

5. RELOCATION LOAN TO EXECUTIVE

         5.1 MONTHLY ADVANCES

         (a) As long as the Executive is an employee of the Company, the Company shall periodically lend to the Executive an aggregate of Two Hundred Twenty-Six Thousand Forty-One and 91/100 Dollars ($226,041.91) as a component of the loan program provided in the Executive's relocation package.

         (b) As of the date of this Agreement, the Company has made, and the Executive hereby acknowledges receipt of, advances contemplated under Section 5.1(a) hereof in the amount of One Hundred Thirty-Six Thousand Forty-One and 91/100 Dollars ($136,041.91). The balance of the advances shall be disbursed in eighteen (18) equal monthly advances in the amount of Five Thousand Dollars ($5,000). In the event that this Agreement is terminated (i) by the Company with Cause or (ii) by the Executive, no additional advances shall be made under this
Section 5.1.

         5.2 INITIAL ADVANCE


         (a) In connection with the relocation of the Executive to the Seattle, Washington metropolitan area, the Company has loaned the Executive Five Hundred Thousand Dollars ($500,000).

         (b) The relocation advances described in Sections 5.1 and 5.2(a) hereof shall be referred to herein collectively as the "Loan."

         5.3 INTEREST

         The Loan shall bear interest at Four and 94/100 percent (4.94%). If at any future time it is determined by the Company that such rate is insufficient to prevent the Loans from constituting "below market loans" within the meaning of section 7872 of the Code, the interest rate will be increased to the minimum rate necessary to prevent such treatment (but not, in any event, in excess of eight percent (8%)).

         5.4 NOTE

         The Loan shall be evidenced by a promissory note (the "Note") in form and substance satisfactory to the Company and to the Executive.

         5.5 PAYMENT OF PRINCIPAL AND INTEREST

         (a) Subject to Section 5.5(b) hereof, the principal and accrued interest on the Loan shall be due and payable by the Executive to the Company within six (6) months after the occurrence of a Triggering Event under Section 5.5(c)(i) hereof or within nine (9) months after the occurrence of a Triggering Event under Section 5.5(c)(ii) hereof. Notwithstanding the foregoing, the principal and accrued interest on the Loan shall be due and payable promptly upon the termination of this Agreement (i) by the Company for Cause or (ii) by the Executive.

         (b) If a Triggering Event does not occur on or before September 1, 1998, or, in any event, upon the occurrence of an Acquisition (as defined below) which is not a Triggering Event, then the principal, but not the accrued interest, on the Loan shall be forgiven and the Company shall compensate the Executive for federal income taxes associated with such forgiveness.

         (c) For purposes of this Section 5, a Triggering Event shall be deemed to occur when (i) the aggregate value of all securities of the Company currently held or hereafter acquired by the Executive exceeds Four Million Dollars ($4,000,000) for a period of ninety (90) consecutive calendar days, the Company's Common Stock is traded over-the-counter or on a national securities exchange, and the Executive is permitted to freely sell his shares of Common Stock, subject to applicable securities laws, (ii) the cash and securities received by the Executive in the merger, reorganization or sale of substantially all of the assets of the Company ("Acquisition") exceeds Four Million Dollars ($4,000,000) and the securities received, if any, are traded over-the-counter or on a national securities exchange, or (iii) this Agreement is terminated under Section 7.3 hereof.

         5.6 SECURITY

         In order to secure the Executive's obligations under the Note, the Executive shall pledge to the Company Seventy Thousand (70,000) shares of the Common Stock of the Company (the "Collateral") pursuant to the terms and conditions of a Stock Pledge Agreement in form and substance satisfactory to the Company and the Executive. Except for the rights of the Company with respect to the Collateral, the Loans shall be nonrecourse to the Executive.

6. RELEASE OF GUARANTIES

         In connection with the construction of the Executive's Seattle area home, the Company and Mayfield Fund have guaranteed certain of the Executive's obligations to Seafirst Bank. On or before September 15, 1995, the Executive shall obtain the full release and termination of such guaranties and the return of any certificates of deposit or other collateral pledged in support of such guaranties.

7. TERMINATION

         7.1 TERMINATION BY THE COMPANY

         With or without Cause (as defined below), the Company may terminate the employment of the Executive at any time during the term of employment upon giving Notice of Termination (as defined below).

         7.2 TERMINATION BY THE EXECUTIVE

         Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

         7.3 AUTOMATIC TERMINATION

         This Agreement and the Executive's employment hereunder shall terminate automatically upon the Executive's death or total disability. The term "total disability" shall mean the Executive's inability to perform the duties as set forth in Section 1 hereof for a period or periods aggregating ninety (90) calendar days in any twelve-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board at its discretion. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which the Executive's death occurs or (b) immediately upon a determination by the Board of the Executive's total disability.

         7.4 NOTICE

         The term "Notice of Termination" shall mean at least fourteen (14) days' written notice of termination of the Executive's employment, during which period the Executive's employment and performance of services will continue; provided, however, that the Company may upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period. The effective date of the termination of the Executive's employment hereunder shall be the date on which such fourteen-day period expires.

8. TERMINATION PAYMENTS

         8.1 GENERAL

         In the event of termination of the employment of the Executive, all compensation benefits set forth in this Agreement shall terminate except as specifically provided in this Section 8.

         8.2 TERMINATION BY THE COMPANY

         If the Company terminates the Executive's employment without Cause prior to the expiration of the term of this Agreement, the Executive shall be entitled to receive termination payments equal to the aggregate base salary and housing allowance payments the Executive would have received from the date of his termination by the Company to the end of the term of this Agreement. In addition, the Company shall continue to make advances under the Loan. If the Executive is terminated by the Company for Cause, the Executive shall not be entitled to receive any of the foregoing benefits other than any unpaid portion of base salary that has accrued for services already performed as of the date termination of the Executive becomes effective.

         8.3 TERMINATION BY THE EXECUTIVE

         If the Executive terminates the Executive's employment, the Executive shall not be entitled to any payments hereunder, other than any unpaid portion of base salary that has accrued for services already performed as of the date termination of the Executive becomes effective.

         8.4 PAYMENT SCHEDULE

         All payments under this Section 8 shall be made to the Executive at the same interval as payments of the base salary were made to the Executive immediately prior to termination.

         8.5 CAUSE

         Wherever reference is made in this Agreement to termination being made with or without Cause, "Cause" means cause given by the Executive to the Company and is limited to the occurrence of one or more of the following events:

         (a) Violation by the Executive of a state or federal criminal law involving the commission of a felony or a crime against the Company;

         (b) Habitual or repeated misuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive with respect to the business of the Company; any incident materially compromising the Executive's reputation or ability to represent the Company with the public; any intentional act or omission by the Executive that substantially impairs the Company's business, good will or reputation; or

         (c) Any material violation of this Agreement.

9. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Company and the Executive with respect to the Executive's employment by the Company and compensation therefor and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, including, without limitation, the First Employment Agreement.

10. NOTICES

         All notices, requests and other communications to the Company or the Executive hereunder shall be in writing and shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, in each case to addressed as follows:

         To the Company:           InControl, Inc.
                                   6675 - 185th Avenue N.E.
                                   Redmond, WA 98052
                                   Attention:  President

         To the Executive:         Kurt C. Wheeler
                                   3248 78th Place NE
                                   Medina, WA 98039

or to such other address as the party to receive the notice or request shall designate by notice to the other. The effective date of any notice, request or communication shall be five days (5) from the date on which it is sent by the addressor, or when sent by facsimile or other electronic transmission, receipt confirmed, or personally delivered.

11. FURTHER ASSURANCES

         The Executive shall duly execute and deliver (to the Company or otherwise), or cause to be duly executed and delivered (to the Company or otherwise), such further instruments and do and cause to be done such further acts that may be necessary or as the Company may at any time and from time to time reasonably request in connection with its administration of this Agreement.

12. AMENDMENTS

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by the Executive thereof shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in a subsequent agreement in writing and signed by the Company and the Executive.

13. EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterpart, each of which, when so executed and delivered, shall be deemed to be an original, and all of which taken together, shall constitute one and the same instrument.

14. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Washington

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


INCONTROL, INC.                             EXECUTIVE:


By:     /s/ Donald F. Seaton III            /s/ Kurt C. Wheeler
   -------------------------------          -----------------------------------
Title:  Vice President, Finance             Kurt C. Wheeler
         Chief Financial Officer

                               FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of September 30, 1996, between INCONTROL, INC., a Delaware corporation (the "Company"), and KURT C. WHEELER (the "Executive").

                                    RECITALS

         A. The Company and the Executive have entered into that certain Executive Employment Agreement dated as of April 1, 1995 (the "Agreement").

         B. The Company and the Executive desire to amend the Agreement as hereinafter set forth.

                                   AGREEMENTS

1. AUTOMOBILE ALLOWANCE

         Section 4.4 of the Agreement is hereby amended to read in its entirety as follows:

         The Company shall pay to the Executive an automobile allowance in the amount of Four Hundred Dollars ($400) per month. Annually, the Board shall reconsider the automobile allowance in light of the Executive's individual performance, the Company's performance and other relevant factors.

2. RELOCATION LOAN TO EXECUTIVE

         Section 5.1 of the Agreement is hereby amended to read in its entirety as follows:

         5.1 MONTHLY ALLOWANCES

                  (a) As long as the Executive is an employee of the Company, the Company shall periodically lend to the Executive an aggregate total of Two Hundred Fifty-Six Thousand Forty-One and 93/100 Dollars ($256,041.93) as a component of the Executive's relocation package.

                  (b) As of the date of this Amendment, the Company has made, and the Executive hereby acknowledges receipt of, advances under
         Section 5.16(a) hereof in the amount of Two Hundred Twenty-Six Thousand Forty-One and 93/100 Dollars ($226,041.93). The balance of the advance shall be disbursed in six (6) equal monthly advances in the amount of Five Thousand Dollars

         ($5,000). In the event that this Agreement is terminated (i) by the Company with Cause or (ii) by the Executive, no additional advances shall be made under this Section 5.1.

3. NOTE

         The Executive shall execute a promissory to evidence the maximum amount of the Loan (the "Note") in form and substance satisfactory to the Company and to the Executive.

4. CONFIRMATION

         Except as expressly modified in this Amendment, all terms, conditions, representations, warranties and covenants contained in the Agreement are hereby confirmed and shall remain in full force and effect.

5. COUNTERPARTS

         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original if fully executed, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                               INCONTROL, INC.

                               By:  /s/ Donald F. Seaton III
                                    -------------------------------------------

                               Its:  Vice President and Chief Financial Officer

                               EXECUTIVE


                               /s/ Kurt C. Wheeler
                               -------------------

                                 PROMISSORY NOTE

$500,000                                                    Seattle, Washington
                                                            October 1, 1993

FOR VALUE RECEIVED, the undersigned KURT C. WHEELER ("Maker"), hereby promises to pay to the order of INCONTROL, INC. (the "Company"), at its office in Redmond, Washington, or at such other place as the holder of this Note may designate in writing from time to time, (a) the principal sum of Five Hundred Thousand Dollars ($500,000) or (b) the aggregate principal amount of all advances made by the Company under this Note and outstanding on the date of payment, whichever is less.

         EXECUTIVE EMPLOYMENT AGREEMENT. This Note is issued pursuant to the terms and conditions of the Executive Employment Agreement, dated as of April 23, 1992, between the Company and Maker, as amended (the "Employment Agreement").

         INTEREST. Interest shall accrue on the principal balance until final maturity with interest compounded semi-annually at the rate of Four and 94/100 percent (4.94%) per annum.

         PAYMENTS OF PRINCIPAL AND INTEREST. Principal, together with accrued interest, shall be payable in accordance with the terms of the Employment Agreement.

         PREPAYMENT. Maker may prepay all or any portion of the principal due under this Note without premium or penalty.

         PENALTY INTEREST. In the event Maker fails to pay principal and interest when due in the manner provided herein, the principal balance of this Note and accrued but unpaid interest thereon shall thereafter bear interest at a rate equal to fifteen percent (15%) per annum, until payment in full of the amount owed. Notwithstanding the foregoing, the interest paid under this Note shall never be greater than the maximum rate of interest permitted under applicable law.

         LIABILITY AND WAIVER. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of this Note of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         COSTS OF COLLECTION. Maker agrees to pay all costs of collection and reasonable attorneys' fees in case of any default in any payment required under this Note.

         APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the state of Washington.

         COLLATERAL. This Note is secured by 80,000 shares of Common Stock issued by the Company, together with all proceeds thereof (the "Collateral"). Except for the Collateral, this Note shall be nonrecourse to Maker.


                                     /s/ Kurt C. Wheeler
                          ------------------------------------
                                          Kurt C. Wheeler

                             STOCK PLEDGE AGREEMENT


         STOCK PLEDGE AGREEMENT, dated as of the first day of October, 1993, given by KURT C. WHEELER ("Grantor"), to INCONTROL, INC. (the "Company").

                                   AGREEMENTS

1. DEFINITIONS

         Terms capitalized in this Agreement which are not otherwise defined shall have the meanings assigned to such terms in the Executive Employment Agreement, dated as of April 23, 1992, between the Company and Grantor, as amended (the "Employment Agreement").

2. PLEDGE OF THE COLLATERAL

         Grantor hereby pledges to the Company, and grants to the Company a security interest in, the following described property, together with all proceeds thereof (the "Collateral"):

         No. of
         Shares                  Title of Class                     Issuer
         ------                  --------------                     ------
         80,000                       Common                    InControl, Inc.

This pledge and security interest is given to secure the full, prompt, due and timely payment, performance and observance by Grantor of each obligation, covenant and condition owed, to be owed or to be performed at any time by Grantor under the Notes and the performance by Grantor of his obligations under this Agreement (together, the "Obligations").

3. REPRESENTATIONS

         Grantor hereby represents that he owns the Collateral, free and clear of all liens, charges and encumbrances on or with respect to the Collateral, except as created by this Agreement.

4. DELIVERY OF CERTIFICATE

         Prior to or concurrently herewith Grantor shall deliver to the Company the stock certificates representing all of the Collateral, together with appropriate assignments separate from the certificates naming the Company as assignee, duly endorsed by Grantor for transfer in blank, in form and substance satisfactory to the Company.

5. HANDLING OF COLLATERAL

         The Company shall not exercise voting rights or collect cash dividends with respect to the Collateral unless and until the occurrence of an Event of Default, as defined in paragraph 9 hereof, and such rights may be exercised by Grantor prior to any such occurrence. Upon an Event of Default, the Company is authorized to transfer to itself or to any other person all or any of the Collateral, and may fill in blanks in any transfers or other documents delivered to it.

6. HOLDER OF RECORD; VOTING RIGHTS

         So long as an Event of Default does not exist hereunder, Grantor shall remain the holder of record of the Collateral and Grantor shall have all voting rights with respect to the Collateral.

7. STOCK DIVIDENDS AND RECAPITALIZATIONS

         In the event the Company shall declare a stock dividend or any stock split with respect to the Collateral, or in the event the Collateral shall be replaced as a result of any dissolution, merger, consolidation, reorganization, recapitalization or other similar proceeding involving the Company, or in the event there shall be a distribution of assets or securities with respect to the Collateral, all such distributed assets or other securities to which Grantor is entitled as a result of any such transactions shall be delivered to the Company and shall automatically become subject to all of the terms and conditions of this Agreement to the same extent as though they had been included as, and shall be deemed to be, a part of the Collateral from the date hereof.

8. TERMINATION

         This Agreement shall terminate upon Grantor's payment or satisfaction in full of all of the Obligations.

9. EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT

         Grantor's default in the payment or performance of any obligation under the Notes or this Agreement shall constitute a default under this Agreement (an "Event of Default").

         9.2 EFFECT

         Upon the occurrence of any Event of Default, the Obligations shall then or at any time thereafter, at the option of the Company, become immediately due and payable without notice or demand, and the Company shall have an immediate right to pursue the remedies provided herein.

10. REMEDIES

         If an Event of Default occurs, the Company shall have all remedies provided by law, including, without limitation, all rights of a secured party under the Uniform Commercial Code as enacted in the State of Washington (the "UCC"), whether or not this Agreement and the transactions contemplated hereby are determined to be governed by the UCC. Without limiting the generality of the foregoing, the Company shall be entitled to exercise all voting rights connected with the Collateral and to transfer all right, title and interest in and to the Collateral or cause all right, title and interest in and to the Collateral to be transferred to the Company or to any purchaser acceptable to the Company upon terms and conditions acceptable to the Company. Grantor hereby waives any notice of the occurrence of any Event of Default.

11. CUMULATIVE RIGHTS

         The security and the rights and remedies provided for in this Agreement are cumulative, and are in addition to any rights or security or remedies of the Company under other instruments or agreements, or under applicable law.

12. EXPENSES

         Grantor shall pay on demand the costs of all filings and recordings deemed desirable by the Company, and all expenses, including reasonable attorneys' fees, which the Company may incur in protecting, defending or realizing any part of the Collateral, or in protecting or defending the priority of the security interest created hereby, whether or not a lawsuit be involved.

13. MODIFICATIONS, CONSENTS AND WAIVERS

         No failure or delay on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure therefrom shall be effective unless in writing and consented to by the Company.

14. ADDITIONAL DOCUMENTS

         Grantor shall at the Company's request, from time to time, at Grantor's sole cost and expense, execute, reexecute, deliver and redeliver any and all documents, and do and perform such other and further acts, as may reasonably be required by the Company to enable the Company to perfect, preserve and protect its security interest in the Collateral and its right and remedies under this Agreement or granted by law and to carry out and effect the intents and purposes of this Agreement.

15. APPLICABLE LAW

         This Agreement shall be construed in accordance with and governed by the laws of the state of Washington.

         IN WITNESS WHEREOF, Grantor has executed this Stock Pledge Agreement as of the date first above written.


                                      /s/Kurt C. Wheeler
                               --------------------------------
                                        Kurt C. Wheeler



ACCEPTED:

INCONTROL, INC.


By:/s/Glenn M Mueller
   --------------------------------
Its:Chairman of the Board

                                 PROMISSORY NOTE
$256,041.93                                                 Seattle, Washington
                                                            September 30, 1996


FOR VALUE RECEIVED, the undersigned KURT C. WHEELER ("Maker"), hereby promises to pay to the order of INCONTROL, INC. (the "Company"), at its office in Redmond, Washington, or at such other place as the holder of this Note may designate in writing from time to time, (a) the principal sum of Two Hundred Fifty-Six Thousand Forty-One and 93/100 Dollars ($256,041.93) or (b) the aggregate principal amount of all advances made by the Company under this Note and outstanding on the date of payment, whichever is less.

         EXECUTIVE EMPLOYMENT AGREEMENT. This Note is issued pursuant to the terms and conditions of the Executive Employment Agreement, dated as of April 1, 1995, between the Company and Maker, as amended (the "Employment Agreement").

         INTEREST. Interest shall accrue on the principal balance until final maturity with interest compounded semi-annually at the rate of Four and 94/100 percent (4.94%) per annum.

         PAYMENTS OF PRINCIPAL AND INTEREST. Principal, together with accrued interest, shall be payable in accordance with the terms of the Employment Agreement.

         PREPAYMENT. Maker may prepay all or any portion of the principal due under this Note without premium or penalty.

         PENALTY INTEREST. In the event Maker fails to pay principal and interest when due in the manner provided herein, the principal balance of this Note and accrued but unpaid interest thereon shall thereafter bear interest at a rate equal to fifteen percent (15%) per annum, until payment in full of the amount owed. Notwithstanding the foregoing, the interest paid under this Note shall never be greater than the maximum rate of interest permitted under applicable law.

         LIABILITY AND WAIVER. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of this Note of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         COSTS OF COLLECTION. Maker agrees to pay all costs of collection and reasonable attorneys' fees in case of any default in any payment required under this Note.

         APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the state of Washington.

         COLLATERAL. This Note is secured by 60,000 shares of Common Stock issued by the Company, together with all proceeds thereof (the "Collateral"). Except for the Collateral, this Note shall be nonrecourse to Maker.


                                       /s/ Kurt C. Wheeler
                                -----------------------------------
                                          Kurt C. Wheeler